Exhibit 99.1

FOR IMMEDIATE RELEASE

DICK'S Sporting Goods Reports Second Quarter Results

•	Consolidated non-GAAP earnings per diluted share totaled $0.67, at the high end of guidance of $0.62 to 0.67

•	Consolidated same store sales increased 3.2%

•	Company repurchased $100 million of common stock and declared a $0.125 per share quarterly dividend

•	Company records charges as it restructures its golf business

PITTSBURGH, August 19, 2014 - DICK'S Sporting Goods, Inc. (NYSE: DKS), the largest U.S. based full-line omni-channel sporting goods retailer, today reported sales and earnings results for the second quarter ended August 2, 2014.

Second Quarter Results

The Company reported consolidated non-GAAP net income for the second quarter ended August 2, 2014 of $81.7 million, or $0.67 per diluted share, excluding golf restructuring charges, compared to the Company's expectations provided on May 20, 2014 of $0.62 to 0.67 per diluted share. For the second quarter ended August 3, 2013, the Company reported consolidated non-GAAP net income of $88.9 million, or $0.71 per diluted share, excluding an asset impairment charge.

On a GAAP basis, the Company reported consolidated net income for the second quarter ended August 2, 2014 of $69.5 million, or $0.57 per diluted share. For the second quarter ended August 3, 2013, the Company reported consolidated net income of $84.2 million, or $0.67 per diluted share. The GAAP to non-GAAP reconciliations are included in a table later in the release under the heading "Non-GAAP Net Income and Earnings Per Share Reconciliations."

Net sales for the second quarter of 2014 increased 10.3% to approximately $1.7 billion. Consolidated same store sales increased 3.2%, compared to the Company's guidance of an approximate 1 to 3% increase. Same store sales for DICK'S Sporting Goods increased 4.1%, while Golf Galaxy decreased 9.3%. Second quarter 2013 consolidated same store sales decreased 0.4%, adjusted for the shifted retail calendar due to the 53rd week in 2012.

"Our second quarter results came in at the high end of our expectations," said Edward W. Stack, Chairman and CEO. "As anticipated, the golf and hunting businesses continued to experience negative comps. However, excluding these two categories, the remainder of the business delivered a 7.8% same store sales increase. We saw significant strength in several areas, including categories that have received more space within our stores, such as women's and youth athletic apparel."

Mr. Stack continued, "The headwinds in our hunting business continued in the second quarter. However, as we look at the entirety of our outdoor business, strength in other outdoor categories offset the declines in hunting, and our total outdoor comps were flat for the quarter. This gives us confidence and enthusiasm for the outdoor business as we continue to grow our Field & Stream and DICK'S stores."

Golf Restructuring

In the second quarter, the Company recorded pre-tax charges totaling $20.4 million related to the restructuring of its golf business. These actions were taken to align the cost structure with current and expected trends in golf.

The pre-tax charges include:

•	A $14.3 million non-cash impairment of trademarks and store assets used in the Company's golf business;

•
Severance charges totaling $3.7 million relating to the elimination of specific golf positions from the DICK’S stores, and from the combination of DICK’S golf and Golf Galaxy corporate and administrative functions; and,

•	A $2.4 million write-down of golf-related inventory.

Mr. Stack concluded, “We have consolidated our Golf Galaxy merchandising, marketing and store operations into DICK’S Sporting Goods. In addition, we have eliminated specific staff in our golf area within our DICK’S Sporting Goods stores. These changes are necessitated by the current and expected trends in golf. We will invest these cost savings into other aspects of our store operations and into the growth areas of our business."

Omni-channel Development

eCommerce penetration for the second quarter of 2014 was 6.3% of total sales, compared to 5.6% in the second quarter last year.

In the second quarter, the Company opened eight new DICK'S Sporting Goods stores and one new Field & Stream store. These stores are listed in a table later in the release under the heading "Store Count and Square Footage." The Company also relocated three DICK'S Sporting Goods stores during the second quarter. As of August 2, 2014, the Company operated 574 DICK'S Sporting Goods stores in 46 states, with approximately 30.9 million square feet and 79 Golf Galaxy stores in 29 states, with approximately 1.4 million square feet.

Balance Sheet

The Company ended the second quarter of 2014 with $100 million in cash and cash equivalents and no outstanding borrowings under its revolving credit facility. This compares to cash and cash equivalents of approximately $135 million and no outstanding borrowings under its $500 million revolving credit facility at the end of the second quarter of 2013. Over the course of the past twelve months, the Company utilized capital to invest in omni-channel growth, including Field & Stream stores, and returned over $360 million to shareholders through share repurchases and quarterly dividends.

Total inventory was 11.2% higher at the end of the second quarter of 2014 as compared to the end of the second quarter of 2013. Approximately 2% of inventory growth reflects inventory to support Field & Stream, including the seven new stores scheduled to open in the third quarter.

Year-to-Date Results

The Company reported consolidated non-GAAP net income for the 26 weeks ended August 2, 2014 of $143.0 million, or $1.17 per diluted share. For the 26 weeks ended August 3, 2013, the Company reported consolidated non-GAAP net income of $149.4 million, or $1.19 per diluted share.

On a GAAP basis, the Company reported consolidated net income for the 26 weeks ended August 2, 2014 of $139.5 million, or $1.14 per diluted share. For the 26 weeks ended August 3, 2013, on a GAAP basis, the Company reported consolidated net income of $149.0 million, or $1.18 per diluted share. The GAAP to non-GAAP reconciliations are included in a table later in the release under the heading "Non-GAAP Net Income and Earnings Per Share Reconciliations."

Net sales for the 26 weeks ended August 2, 2014 increased 9.2% from last year's period to $3.1 billion due to the opening of new stores coupled with a consolidated same store sales increase of 2.4%.

Capital Allocation

In the second quarter of 2014, the Company repurchased approximately 2.2 million shares of its common stock at an average cost of $44.51 per share, for a total cost of $100.0 million. To date, the Company has repurchased $380.6 million of common stock under its $1 billion share repurchase authorization.

On August 14, 2014, the Company's Board of Directors authorized and declared a quarterly dividend in the amount of $0.125 per share on the Company's Common Stock and Class B Common Stock. The dividend is payable in cash on September 26, 2014 to stockholders of record at the close of business on September 5, 2014.

Current 2014 Outlook

The Company's current outlook for 2014 is based on current expectations and includes "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as described later in this release. Although the Company believes that the expectations and other comments reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations or comments will prove to be correct.

For the second half of 2014, the Company is cautiously optimistic although it does expect, due to the cautious consumer, an increase in promotional activity with margins and advertising expense continuing to be under pressure and impacting earnings per diluted share by approximately $0.04.

❖	Full Year 2014

•
Based on an estimated 122 million diluted shares outstanding, the Company currently anticipates reporting consolidated non-GAAP earnings per diluted share of approximately $2.70 to 2.85, excluding a gain on the sale of an asset and golf restructuring charges. For the 52 weeks ended February 1, 2014, the Company reported consolidated earnings per diluted share of $2.69.

•	Consolidated same store sales are currently expected to increase approximately 1 to 3%, compared to a 1.9% increase in fiscal 2013.

•
The Company now expects to open approximately 46 new DICK'S Sporting Goods stores, relocate five DICK'S Sporting Goods stores and remodel five DICK'S Sporting Goods stores in 2014. The Company also expects to open approximately eight new Field & Stream stores, relocate two Golf Galaxy stores and open one new Golf Galaxy store in 2014.

❖	Third Quarter 2014

•
Based on an estimated 121 million diluted shares outstanding, the Company currently anticipates reporting consolidated earnings per diluted share of approximately $0.38 to 0.42 in the third quarter of 2014, compared to consolidated earnings per diluted share of $0.40 in the third quarter of 2013.

•
Consolidated same store sales are currently expected to increase approximately 1 to 3% in the third quarter of 2014, as compared to a 3.3% increase in the third quarter of 2013, adjusted for the shifted retail calendar due to the 53rd week in 2012.

•
The Company expects to open approximately 24 new DICK'S Sporting Goods stores, relocate one DICK'S Sporting Goods store and remodel five DICK'S Sporting Goods stores in the third quarter of 2014. The Company also expects to open seven new Field & Stream stores and one new Golf Galaxy store, and relocate one Golf Galaxy store in the third quarter of 2014.

❖	Capital Expenditures

•	In 2014, the Company now anticipates capital expenditures to be approximately $340 million on a gross basis and approximately $245 million on a net basis.

Conference Call Info

The Company will host a conference call today at 10:00 a.m. Eastern Time to discuss the second quarter results. Investors will have the opportunity to listen to the earnings conference call over the internet through the Company's website located at www.DICKS.com/Investors. To listen to the live call, please go to the website at least fifteen minutes early to register and download and install any necessary audio software.

In addition to the webcast, the call can be accessed by dialing (877) 443-5743 (domestic callers) or (412) 902-6617 (international callers) and requesting the "DICK'S Sporting Goods Earnings Call."

For those who cannot listen to the live webcast, it will be archived on the Company's website for approximately 30 days. In addition, a dial-in replay of the call will be available. To listen to the replay, investors should dial (877) 344-7529 (domestic callers) or (412) 317-0088 (international callers) and enter confirmation code 10049787. The dial-in replay will be available for approximately 30 days following the live call.

Forward-Looking Statements Involving Known and Unknown Risks and Uncertainties

Except for historical information contained herein, the statements in this release or otherwise made by our management in connection with the subject matter of this release are forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995) and involve risks and uncertainties and are subject to change based on various important factors, many of which may be beyond our control. Our future performance and financial results may differ materially from those included in any such forward-looking statements and such forward-looking statements should not be relied upon by investors as a prediction of actual results. You can identify these statements as those that may predict, forecast, indicate or imply future results, performance or advancements and by forward-looking words such as "believe", "anticipate", "expect", "estimate", "predict", "intend", "plan", "project", "goal", "will", "will be", "will continue", "will result", "could", "may", "might" or other words with similar meanings. Forward-looking statements include statements regarding, among other things, the Company's expectations for the continuation of negative trends and challenges in the golf business and the hunting business, the Company’s confidence in the outdoor business, the investment of cost savings as a result of the restructuring of the Company's golf business, the Company's expectation for a cautious consumer and increased promotional activity, the Company's future performance, growth in the omni-channel network, number of new store openings and capital expenditures.

The following factors, among others, in some cases have affected and in the future could affect our financial performance and actual results, and could cause actual results for fiscal 2014 and beyond to differ materially from those expressed or implied in any forward-looking statements included in this release or otherwise made by our management: economic and financial uncertainties may cause a decline in consumer spending; intense competition in the sporting goods industry; changes in consumer demand or shopping patterns; limitations on the availability of attractive store locations and/or lease terms; unauthorized disclosure of sensitive or confidential customer information; risks relating to our private brand offerings; disruptions with our eCommerce services provider or of our information systems; access to adequate capital; changing laws and regulations affecting our business including the regulation of consumer products; factors affecting our vendors; litigation risks; foreign trade issues and currency exchange rate fluctuations; the loss of our key executives, especially Edward W. Stack, our Chairman and Chief Executive Officer; protection of our intellectual property; ability to attract and retain qualified business leaders; disruption at our distribution centers; developments with sports leagues, professional athletes or sports superstars; weather and seasonality of our business; risks associated with strategic investments or acquisitions; risks associated with being a controlled company; our anti-takeover provisions; our current intention to issue quarterly cash dividends; and our share repurchase activity, if any.

Known and unknown risks and uncertainties are more fully described in the Company's Annual Report on Form 10-K for the year ended February 1, 2014 as filed with the Securities and Exchange Commission ("SEC") on March 28, 2014 and in other reports filed with the SEC. In addition, we operate in a highly competitive and rapidly changing environment; therefore, new risk factors can arise, and it is not possible for management to predict or assess the impact of all such risk factors. Forward-looking statements included in this release are made as of the date of this release. We do not assume any obligation and do not intend to update any forward-looking statements, whether as a result of new information, future developments or otherwise, except as may be required by the securities laws.

About DICK'S Sporting Goods, Inc.

Founded in 1948, DICK'S Sporting Goods, Inc. is a leading omni-channel sporting goods retailer offering an extensive assortment of authentic, high-quality sports equipment, apparel, footwear and accessories. As of August 2, 2014, the Company operated 574 DICK'S Sporting Goods locations across the United States, serving and inspiring athletes and outdoor enthusiasts to achieve their personal best through a blend of dedicated associates, in-store services and unique specialty shop-in-shops dedicated to Team Sports, Athletic Apparel, Golf, Lodge/Outdoor, Fitness and Footwear.

Headquartered in Pittsburgh, PA, DICK'S also owns and operates Golf Galaxy, Field & Stream and True Runner specialty stores. DICK'S offers its products through a content-rich eCommerce platform that is integrated with its store network and provides customers with the convenience and expertise of a 24-hour storefront. DICK'S Sporting Goods, Inc. news releases are available at www.DICKS.com/Investors. The Company's website is not part of this release.

Contacts:

Anne-Marie Megela, Vice President – Treasury Services and Investor Relations, or
Scott W. McKinney, Director of Investor Relations
DICK'S Sporting Goods, Inc.
investors@dcsg.com
(724) 273-3400

###

DICK'S SPORTING GOODS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME - UNAUDITED
(In thousands, except per share data)

	13 Weeks Ended
	August 2, 2014	% of Sales	August 3, 2013	% of Sales (1)

Net sales	$1,688,890	100.00%	$1,531,431	100.00%
Cost of goods sold, including occupancy and distribution costs	1,186,334	70.24	1,052,101	68.70

GROSS PROFIT	502,556	29.76	479,330	31.30

Selling, general and administrative expenses	383,054	22.68	336,950	22.00
Pre-opening expenses	7,940	0.47	5,285	0.35

INCOME FROM OPERATIONS	111,562	6.61	137,095	8.95

Interest expense	763	0.05	716	0.05
Other income	(2,013)	(0.12)	(1,735)	(0.11)

INCOME BEFORE INCOME TAXES	112,812	6.68	138,114	9.02

Provision for income taxes	43,345	2.57	53,951	3.52

NET INCOME	$69,467	4.11%	$84,163	5.50%

EARNINGS PER COMMON SHARE:
Basic	$0.58		$0.68
Diluted	$0.57		$0.67

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	119,950		122,901
Diluted	121,840		125,593

Cash dividend declared per share	$0.125		$0.125

(1) Column does not add due to rounding

DICK'S SPORTING GOODS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME - UNAUDITED
(In thousands, except per share data)

	26 Weeks Ended
	August 2, 2014	% of Sales	August 3, 2013	% of Sales (1)

Net sales	$3,127,798	100.00%	$2,865,132	100.00%
Cost of goods sold, including occupancy and distribution costs	2,184,359	69.84	1,974,149	68.90

GROSS PROFIT	943,439	30.16	890,983	31.10

Selling, general and administrative expenses	705,643	22.56	649,658	22.67
Pre-opening expenses	14,146	0.45	6,614	0.23

INCOME FROM OPERATIONS	223,650	7.15	234,711	8.19

Interest expense	1,372	0.04	1,385	0.05
Other income	(4,377)	(0.14)	(7,940)	(0.28)

INCOME BEFORE INCOME TAXES	226,655	7.25	241,266	8.42

Provision for income taxes	87,205	2.79	92,282	3.22

NET INCOME	$139,450	4.46%	$148,984	5.20%

EARNINGS PER COMMON SHARE:
Basic	$1.16		$1.21
Diluted	$1.14		$1.18

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	120,544		122,802
Diluted	122,600		125,728

Cash dividends declared per share	$0.250		$0.250

(1) Column does not add due to rounding

DICK'S SPORTING GOODS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS - UNAUDITED
(Dollars in thousands)

	August 2, 2014	August 3, 2013	February 1, 2014
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$100,132	$134,765	$181,731
Accounts receivable, net	102,248	84,956	60,779
Income taxes receivable	6,328	2,455	7,275
Inventories, net	1,418,660	1,275,215	1,232,065
Prepaid expenses and other current assets	90,369	109,146	99,386
Deferred income taxes	39,423	46,138	38,835
Total current assets	1,757,160	1,652,675	1,620,071

Property and equipment, net	1,138,182	937,310	1,084,529
Intangible assets, net	84,901	97,858	98,255
Goodwill	200,594	200,594	200,594
Other assets:
Deferred income taxes	3,169	4,114	2,477
Other	71,477	126,920	65,561
Total other assets	74,646	131,034	68,038
TOTAL ASSETS	$3,255,483	$3,019,471	$3,071,487

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$688,442	$598,263	$562,439
Accrued expenses	305,937	295,010	265,040
Deferred revenue and other liabilities	125,258	111,101	154,384
Income taxes payable	12,784	12,777	19,825
Current portion of other long-term debt and leasing obligations	461	8,300	899
Total current liabilities	1,132,882	1,025,451	1,002,587
LONG-TERM LIABILITIES:
Other long-term debt and leasing obligations	6,232	6,360	6,476
Deferred income taxes	18,473	8,449	38,617
Deferred revenue and other liabilities	401,021	314,756	331,628
Total long-term liabilities	425,726	329,565	376,721
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY:
Common stock	941	981	961
Class B common stock	249	249	249
Additional paid-in capital	979,696	913,580	958,943
Retained earnings	1,296,434	1,030,108	1,187,514
Accumulated other comprehensive income	40	81	24
Treasury stock, at cost	(580,485)	(280,544)	(455,512)
Total stockholders' equity	1,696,875	1,664,455	1,692,179
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$3,255,483	$3,019,471	$3,071,487

DICK'S SPORTING GOODS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS - UNAUDITED
(Dollars in thousands)

	26 Weeks Ended
	August 2, 2014	August 3, 2013
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$139,450	$148,984
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	89,771	76,314
Deferred income taxes	(21,424)	(14,545)
Stock-based compensation	12,915	13,925
Excess tax benefit from exercise of stock options	(6,588)	(15,475)
Tax benefit from exercise of stock options	22	102
Gain on sale of asset	(14,428)	—
Other non-cash items	290	290
Changes in assets and liabilities:
Accounts receivable	(11,023)	(21,690)
Inventories	(186,595)	(179,029)
Prepaid expenses and other assets	(10,980)	(12,738)
Accounts payable	133,245	83,458
Accrued expenses	7,697	(15,561)
Income taxes payable / receivable	494	(27,212)
Deferred construction allowances	44,934	12,756
Deferred revenue and other liabilities	(25,561)	(44,173)
Net cash provided by operating activities	152,219	5,406
CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(150,382)	(95,479)
Proceeds from sale of other assets	73,392	11,000
Deposits and purchases of other assets	(79)	(48,469)
Net cash used in investing activities	(77,069)	(132,948)
CASH FLOWS FROM FINANCING ACTIVITIES:
Payments on other long-term debt and leasing obligations	(682)	(1,615)
Construction allowance receipts	—	—
Proceeds from exercise of stock options	8,879	22,736
Excess tax benefit from exercise of stock options	6,588	15,475
Minimum tax withholding requirements	(7,645)	(12,877)
Cash paid for treasury stock	(124,999)	(80,603)
Cash dividends paid to stockholders	(31,664)	(33,550)
(Decrease) increase in bank overdraft	(7,242)	7,558
Net cash used in financing activities	(156,765)	(82,876)
EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	16	(31)
NET DECREASE IN CASH AND CASH EQUIVALENTS	(81,599)	(210,449)
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	181,731	345,214
CASH AND CASH EQUIVALENTS, END OF PERIOD	$100,132	$134,765

Store Count and Square Footage

The stores that opened during the second quarter of 2014 are as follows:

Store	Market	Concept
Pleasant Hill, CA	San Francisco	DICK'S Sporting Goods
Culpeper, VA	Culpeper	DICK'S Sporting Goods
Arden, NC	Asheville	DICK'S Sporting Goods
Lawrence, KS	Lawrence	DICK'S Sporting Goods
Chicago (South Loop), IL	Chicago	DICK'S Sporting Goods
Seabrook, NH	Portsmouth	DICK'S Sporting Goods
Clermont, FL	Orlando	DICK'S Sporting Goods
South San Antonio, TX	San Antonio	DICK'S Sporting Goods
Erie, PA	Erie	Field & Stream

The following represents a reconciliation of beginning and ending stores and square footage for the periods indicated:

Store Count:

	Fiscal 2014			Fiscal 2013
	DICK'S Sporting Goods	Golf Galaxy / Specialty Store Concepts (1)	Total	DICK'S Sporting Goods	Golf Galaxy / Specialty Store Concepts (1)	Total
Beginning stores	558	84	642	518	83	601
Q1 New stores	8	—	8	2	—	2
Q2 New stores	8	1	9	7	—	7
Ending stores	574	85	659	527	83	610

Relocated stores	4	1	5	—	—	—

Square Footage:
(in millions)

	DICK'S Sporting Goods	Golf Galaxy / Specialty Store Concepts (1)	Total (2)
Q1 2013	28.3	1.4	29.7
Q2 2013	28.7	1.4	30.0
Q3 2013	29.9	1.5	31.4
Q4 2013	30.1	1.5	31.6
Q1 2014	30.6	1.5	32.1
Q2 2014	30.9	1.6	32.5

(1)	Includes the Company's Field & Stream and True Runner stores.

(2)	Column may not add due to rounding.

Non-GAAP Financial Measures

In addition to reporting the Company's financial results in accordance with generally accepted accounting principles ("GAAP"), the Company provides information regarding net income and earnings per diluted share adjusted for certain non-recurring, infrequent or unusual items; earnings before interest, taxes and depreciation, adjusted to exclude certain non-recurring, infrequent or unusual items ("adjusted EBITDA"), and a reconciliation from the Company's gross capital expenditures, net of tenant allowances. These measures are considered non-GAAP and are not preferable to GAAP financial information; however, the Company believes this information provides additional measures of performance that the Company's management, analysts and investors can use to compare core operating results between reporting periods. These non-GAAP measures are provided below and on the Company's website at www.DICKS.com/Investors.

Non-GAAP Net Income and Earnings Per Share Reconciliations:
(in thousands, except per share data):

	Fiscal 2014
	13 Weeks Ended August 2, 2014

	As Reported	Golf Restructuring Charges	Non-GAAP Total
Net sales	$1,688,890	$—	$1,688,890
Cost of goods sold, including occupancy and distribution costs	1,186,334	(2,405)	1,183,929

GROSS PROFIT	502,556	2,405	504,961

Selling, general and administrative expenses	383,054	(17,960)	365,094
Pre-opening expenses	7,940	—	7,940

INCOME FROM OPERATIONS	111,562	20,365	131,927

Interest expense	763	—	763
Other income	(2,013)	—	(2,013)

INCOME BEFORE INCOME TAXES	112,812	20,365	133,177

Provision for income taxes	43,345	8,146	51,491

NET INCOME	$69,467	$12,219	$81,686

EARNINGS PER COMMON SHARE:
Basic	$0.58		$0.68
Diluted	$0.57		$0.67

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	119,950		119,950
Diluted	121,840		121,840

During the second quarter of 2014, the Company recorded pre-tax restructuring charges of $20.4 million including a $14.3 million non-cash impairment of trademarks and store assets, severance charges of $3.7 million resulting from the elimination of specific staff in the golf area of its DICK'S stores and consolidation of DICK'S golf and Golf Galaxy corporate and administrative functions, and a $2.4 million write-down of excess golf inventories. The provision for income taxes was calculated at 40%, which approximates the Company's blended tax rate.

	Fiscal 2014
	26 Weeks Ended August 2, 2014

	As Reported	Gain on Sale of Asset	Golf Restructuring Charges	Non-GAAP Total
Net sales	$3,127,798	$—	$—	$3,127,798
Cost of goods sold, including occupancy and distribution costs	2,184,359	—	(2,405)	2,181,954

GROSS PROFIT	943,439	—	2,405	945,844

Selling, general and administrative expenses	705,643	14,428	(17,960)	702,111
Pre-opening expenses	14,146	—	—	14,146

INCOME FROM OPERATIONS	223,650	(14,428)	20,365	229,587

Interest expense	1,372	—	—	1,372
Other income	(4,377)	—	—	(4,377)

INCOME BEFORE INCOME TAXES	226,655	(14,428)	20,365	232,592

Provision for income taxes	87,205	(5,771)	8,146	89,580

NET INCOME	$139,450	$(8,657)	$12,219	$143,012

EARNINGS PER COMMON SHARE:
Basic	$1.16			$1.19
Diluted	$1.14			$1.17

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	120,544			120,544
Diluted	122,600			122,600

During the first quarter of 2014, the Company recorded a pre-tax $14.4 million gain on sale of a corporate aircraft. During the second quarter of 2014, the Company recorded pre-tax restructuring charges of $20.4 million including a $14.3 million non-cash impairment of trademarks and store assets, severance charges of $3.7 million resulting from the elimination of specific staff in the golf area of its DICK'S stores and consolidation of DICK'S golf and Golf Galaxy corporate and administrative functions, and a $2.4 million write-down of excess golf inventories. The provision for income taxes for the aforementioned adjustments were calculated at 40%, which approximates the Company's blended tax rate.

	Fiscal 2013
	13 Weeks Ended August 3, 2013

	As Reported	Asset Impairment Charge	Non-GAAP Total
Net sales	$1,531,431	$—	$1,531,431
Cost of goods sold, including occupancy and distribution costs	1,052,101	—	1,052,101

GROSS PROFIT	479,330	—	479,330

Selling, general and administrative expenses	336,950	(7,881)	329,069
Pre-opening expenses	5,285	—	5,285

INCOME FROM OPERATIONS	137,095	7,881	144,976

Interest expense	716	—	716
Other income	(1,735)	—	(1,735)

INCOME BEFORE INCOME TAXES	138,114	7,881	145,995

Provision for income taxes	53,951	3,152	57,103

NET INCOME	$84,163	$4,729	$88,892

EARNINGS PER COMMON SHARE:
Basic	$0.68		$0.72
Diluted	$0.67		$0.71

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	122,901		122,901
Diluted	125,593		125,593

During the second quarter of 2013, the Company recorded a pre-tax $7.9 million non-cash impairment charge to reduce the carrying value of a corporate aircraft held for sale to fair market value. The provision for income taxes was calculated at 40%, which approximates the Company's blended tax rate.

	Fiscal 2013
	26 Weeks Ended August 3, 2013

	As Reported	Recovery of Previously Impaired Asset	Asset Impairment Charge	Non-GAAP Total
Net sales	$2,865,132	$—	$—	$2,865,132
Cost of goods sold, including occupancy and distribution costs	1,974,149	—	—	1,974,149

GROSS PROFIT	890,983	—	—	890,983

Selling, general and administrative expenses	649,658	—	(7,881)	641,777
Pre-opening expenses	6,614	—	—	6,614

INCOME FROM OPERATIONS	234,711	—	7,881	242,592

Interest expense	1,385	—	—	1,385
Other income	(7,940)	4,342	—	(3,598)

INCOME BEFORE INCOME TAXES	241,266	(4,342)	7,881	244,805

Provision for income taxes	92,282	—	3,152	95,434

NET INCOME	$148,984	$(4,342)	$4,729	$149,371

EARNINGS PER COMMON SHARE:
Basic	$1.21			$1.22
Diluted	$1.18			$1.19

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	122,802			122,802
Diluted	125,728			125,728

During the first quarter of 2013, the Company determined that it would recover $4.3 million of its investment in JJB Sports, which it had previously fully impaired. There is no related tax expense as the Company reversed a portion of the deferred tax valuation allowance it had previously recorded for net capital loss carryforwards it did not expect to realize at the time its investment in JJB Sports was fully impaired. During the second quarter of 2013, the Company recorded a pre-tax $7.9 million non-cash impairment charge to reduce the carrying value of a corporate aircraft held for sale to fair market value. The provision for income taxes was calculated at 40%, which approximates the Company's blended tax rate.

Adjusted EBITDA

Adjusted EBITDA should not be considered as an alternative to net income or any other generally accepted accounting principles measure of performance or liquidity. Adjusted EBITDA, as the Company has calculated it, may not be comparable to similarly titled measures reported by other companies. Adjusted EBITDA is a key metric used by the Company that provides a measurement of profitability that eliminates the effect of changes resulting from financing decisions, tax regulations, capital investments and certain non-recurring, infrequent or unusual items.

	13 Weeks Ended
	August 2, 2014	August 3, 2013
	(dollars in thousands)
Net income	$69,467	$84,163
Provision for income taxes	43,345	53,951
Interest expense	763	716
Depreciation and amortization	52,912	43,506
EBITDA	$166,487	$182,336
Add: Golf restructuring charges	6,043	—
Adjusted EBITDA, as defined	$172,530	$182,336

% decrease in adjusted EBITDA	(5)%

	26 Weeks Ended
	August 2, 2014	August 3, 2013
	(dollars in thousands)
Net income	$139,450	$148,984
Provision for income taxes	87,205	92,282
Interest expense	1,372	1,385
Depreciation and amortization	89,771	76,314
EBITDA	$317,798	$318,965
Less: Recovery of previously impaired asset	—	(4,342)
Less: Gain on sale of asset	(14,428)	—
Add: Golf restructuring charges	6,043	—
Adjusted EBITDA, as defined	$309,413	$314,623

% decrease in adjusted EBITDA	(2)%

Reconciliation of Gross Capital Expenditures to Net Capital Expenditures

The following table represents a reconciliation of the Company's gross capital expenditures to its capital expenditures, net of tenant allowances.

	26 Weeks Ended
	August 2, 2014	August 3, 2013
	(dollars in thousands)
Gross capital expenditures	$(150,382)	$(95,479)
Proceeds from sale-leaseback transactions	—	—
Deferred construction allowances	44,934	12,756
Construction allowance receipts	—	—
Net capital expenditures	$(105,448)	$(82,723)